Exhibit 21
Subsidiaries of the Registrant
3CI Complete Compliance Corporation, a Delaware corporation
American Medical Disposal, Inc., an Oklahoma corporation
BFI Medical Waste, Inc., a Delaware corporation
Biowaste Management Corp., a New York corporation
Bridgeview, Inc., a Pennsylvania corporation
East Coast Medical Waste, Inc., a New Jersey corporation
Enviromed, Inc., a South Carolina corporation
Environmental Health Systems, Inc., a Nebraska corporation
Five Star Waste, Inc., a Florida corporation
Ionization Research Co., Inc., a California corporation
Iowa Medical Waste Reduction Center, Inc., an Iowa corporation
Medam B.A. S.R.L. (Argentina)
Medam S.A. de C.V, a Mexican corporation
Med-Tech Environmental, Inc., a Delaware corporation
Med-Tech Environmental (MA), Inc., a Delaware corporation
Micro-Med Industries, Inc., a Florida corporation
Micro-Med of Georgia, Inc., a Georgia corporation
Micro-Med of North Carolina, Inc., a North Carolina corporation
Micro-Med of Tennessee, Inc., a Tennessee corporation
Nicklin Associates, Inc., a New York corporation
Sanford Motors, Inc., a Pennsylvania corporation
Scherer Laboratories, Inc., a Texas corporation
SDR Holding Corp., a Florida corporation
SDR NNC, Inc., a Delaware corporation
SMI East Coast Medical Waste, Inc., a Pennsylvania corporation
Stericycle Direct Return, Inc., a Florida corporation
Stericycle, Inc., a New Brunswick (Canada) corporation
Stericycle International, LLC, a Delaware limited liability company
Stericycle International, Ltd., an English company
Stericycle of Washington, Inc., a Washington corporation
Stericycle of Puerto Rico, Inc., a Puerto Rico corporation
Sterile Technologies Group Limited, an Irish corporation
Stroud Properties, Inc., a Delaware corporation
Universal Rx Solutions of Delaware, Inc., a Delaware corporation
Universal Rx Solutions of Georgia, Inc., a Georgia corporation
Universal Rx Solutions of New Jersey, Inc., a New Jersey corporation
Universal Solutions International, Inc., a North Carolina corporation
Universal Solutions of North Carolina, Inc., a North Carolina corporation
USI of NJ, L.P., a New Jersey limited partnership
White Rose Environmental Limited, an English company
Waste Systems, Inc., a Delaware corporation